UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2019

MGT Capital Investments, Inc.

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 S. Mangum Street, Suite 408 Durham, NC	27701	(914) 630-7430
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2019, MGT Capital Investments, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate of Amendment”) to its Restated Certificate of Incorporation, increasing the number of authorized shares of common stock of the Company from 125,000,000 shares to 2,500,000,000 shares, as discussed under Item 5.07 below. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein. The Company’s stockholders approved the Certificate of Amendment at a special meeting of the stockholders on February 27, 2019 (the “Special Meeting”), as more specifically described under Item 5.07 below.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 27, 2019, at the Special Meeting, the Company submitted to a vote of our stockholders a proposal to amend the Company’s Restated Certificate of Incorporation to increase the Company’s common stock and a vote to authorize the chairman of the Special Meeting to adjourn the meeting to a later date to allow further solicitation in the event that there are insufficient votes to approve the aforementioned proposal. Our stockholders approved each proposal by the requisite vote. The table below presents the number of votes for or against, as well as the number of abstentions and broker non-votes, as to such proposal.

	For	Against	Abstain	Broker Non-Votes
Amendment of the Restated Certificate of Incorporation	71,852,118	36,078,951	1,035,763	0
Authorize Adjournment of Meeting	74,872,160	29,925,386	4,169,286	0

As of January 24, 2019, the record date for the Special Meeting, 118,112,807 shares of our common stock were outstanding and eligible to vote.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibits
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of MGT Capital Investments, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT Capital Investments, Inc.

Date: February 28, 2019	By:	/s/ Robert S. Lowrey
	Name:	Robert S. Lowrey
	Title:	Chief Financial Officer